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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549

                                      FORM 8-K

                              Current Report Pursuant
                           To Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



          Date of report (Date of earliest event reported):  July 27, 1998

                          AZTEC TECHNOLOGY PARTNERS, INC.
               (Exact Name of Registrant as Specified in Its Charter)

                                      Delaware
                   (State or Other Jurisdiction of Incorporation)


          0-24417                       04-3408450
     (Commission File Number) (I.R.S. Employer Identification Number)


            50 Braintree Hill Office Park, Suite 220, Braintree, MA 02184
      (Address of Principal Executive Offices)                    (Zip Code)


                                   (781) 849-1702
                (Registrant's Telephone Number, Including Area Code)


                                        N/A
           (Former Name or Former Address, if Changed Since Last Report)


                      The Exhibit Index is located on page 2.
Item 2.  Acquisition
or Disposition of Assets.

     On July 27, 1998, the registrant acquired all the issued and outstanding capital stock of PCM, Inc. ("PCM"), which provides networking services, technical support and maintenance, and hardware and software procurement. The registrant paid approximately $54,000,000 in cash. The transaction was financed through the registrant's new $140 million acquisition credit facility with BankBoston, N.A. The sellers

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consisted of all owners of the common stock of PCM.  The terms of the acquisition were determined by arm's length negotiations between the registrant and Stockholders of PCM. The registrant intends to continue to operate the business of PCM as such business had been conducted prior to the transaction.

Item 7.  Financial Statements and Exhibits.

     (a) & (b)  Financial statements and pro forma financial information.

     It is impracticable at this time for the registrant to provide any of the financial statements and pro forma financial information required by this Item. The registrant will file such financial statements and pro forma financial information no later than 60 days from the date hereof.

     (c)  The following exhibits is incorporated herein by reference:

     Exhibit
     Number

     10.15 Agreement and Plan of Reorganization By and Among the Registrant, PCM Merger Corporation, PCM, Inc., Avi Shaked, Babs Waldman and Benjamin Beiler, dated as of July 27, 1998.


                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AZTEC TECHNOLOGY PARTNERS, INC.


                         BY:    /s/Douglas R. Johnson
                                 Executive Vice President and
                                 Chief Financial Officer

                         Dated:  August 12, 1998



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